     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 2001
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

                    DELAWARE                           54-1708481
         (State or Other Jurisdiction               (I.R.S. Employer
       of Incorporation or Organization)          Identification Number)

                              1700 OLD MEADOW ROAD
                                   THIRD FLOOR
                                MCLEAN, VA 22101
              (Address of Registrant's Principal Executive Offices)

                PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                    STOCK OPTION PLAN (the "Option Plan")
               DIRECTOR STOCK OPTION PLAN (the "Director Plan")
                            (FULL TITLE OF THE PLAN)

                                  K. PAUL SINGH
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                         1700 OLD MEADOW ROAD, 3RD FLOOR
                             MCLEAN, VIRGINIA 22102
                     (Name and address of agent for service)

                                 (703) 902-2800
          (Telephone number, including area code, of agent for service)

                                    COPY TO:





                         CALCULATION OF REGISTRATION FEE

                                                PROPOSED            PROPOSED
                                                MAXIMUM             MAXIMUM
TITLE OF SHARES TO BE         AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING   AMOUNT OF
REGISTERED                    REGISTERED (1)    PER SHARE (2)       PRICE (2)            REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock par value
$0.01 per share                3,761,900         $0.70               $2,633,330           $732.07
---------------------------------------------------------------------------------------------------------
Total                          3,761,900                             $2,633,330           $732.07
---------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the Option Plan and the Director Option Plan.

(2) Estimated pursuant to Rule 457(h), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share of the registrant's Common Stock on the Nasdaq Stock Market on September 25, 2001 with respect to the outstanding options to purchase 2,422,042 and 1,339,858 shares subject to future grant.

                                EXPLANATORY NOTE

                  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 3,761,900 additional shares of Common Stock, $0.01 par value per share, of Primus Telecommunications Group, Incorporated (the "Company"), with respect to a currently effective Registration Statement on Form S-8 of the Company relating to the Company's Option and Director Plans.

                  The contents of the Registration Statement on Form S-8 as filed on September 5, 1997, Registration No. 333-35005, as amended, including without limitation, the Registration Statement on Form S-8 as filed on June 16, 2000, Registration No. 333-39526, are incorporated by reference into this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------
          4.1           Primus Telecommunications Group, Incorporated Stock
                        Option Plan --Amended and Restated Effective
                        September 28, 2001.

          4.2           Primus Telecommunications Group, Director Stock
                        Option Plan --Amended and Restated Effective
                        September 28, 2001.

          5.1           Opinion of Cooley Godward LLP.

         23.1           Consent of Deloitte & Touche LLP.

         23.3           Consent of Cooley Godward LLP (included in Exhibit 5.1).

         24             Power of Attorney (included on page II-2).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in McLean, Virginia, on this 28th day of September, 2001.

                                             PRIMUS TELECOMMUNICATIONS
                                             GROUP, INCORPORATED

                                             By: /s/ K. Paul Singh
                                             -----------------------------
                                             K. Paul Singh
                                             Chairman, President and Chief
                                             Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints K. Paul Singh and Neil L. Hazard and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement of Primus Telecommunications Group, Incorporated and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of September, 2001.


Signature                                           Title
---------                                           -----
/s/ K. Paul Singh                 Chairman, President and Chief Executive
---------------------             Officer (Principal Executive Officer) and Director
K. Paul Singh


/s/ Neil L. Hazard                Executive Vice President and Chief Financial
---------------------             Officer (Principal Financial Officer and
Neil L. Hazard                    Principal Accounting Officer)



/s/ John F. DePodesta             Executive Vice President and Director
---------------------
John F. DePodesta


                                  Director
---------------------
Nick Earle


/s/ David E. Hershberg            Director
---------------------
David E. Hershberg


                                  Director
---------------------
Douglas M. Karp


/s/ John Puente                   Director
---------------------
John Puente


                         EXHIBIT INDEX

       EXHIBIT NO.                        DESCRIPTION
       -----------                        -----------
          4.1           Primus Telecommunications Group, Incorporated Stock
                        Option Plan --Amended and Restated Effective
                        September 28, 2001.

          4.2           Primus Telecommunications Group, Director Stock
                        Option Plan --Amended and Restated Effective
                        September 28, 2001.

          5.1           Opinion of Cooley Godward LLP.

         23.1           Consent of Deloitte & Touche LLP.

         23.3           Consent of Cooley Godward LLP (included in Exhibit 5.1).

         24             Power of Attorney (included on page II-2).
